As filed with the Securities and Exchange Commission on November 4, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	74-2487834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Dell Way

Round Rock, Texas 78682

(512) 338-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence P. Tu

Senior Vice President and General Counsel

Dell Inc.

One Dell Way

Round Rock, Texas 78682

(512) 338-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Janet B. Wright

Director – Corporate Legal

Dell Inc.

One Dell Way

Round Rock, Texas 78682

(512) 338-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt securities

(1)	The registrant is registering hereby an indeterminate aggregate principal amount of debt securities as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

DELL INC.

Debt Securities

This prospectus relates to debt securities that we may sell from time to time in one or more offerings, at prices and on terms that we will determine at the time of each offering. We will provide specific terms of the debt securities to be sold by us and the methods by which we will sell them in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should review carefully each of the factors referred to under “Risk Factors” beginning on page 2 of this prospectus and contained or incorporated by reference in this prospectus or any prospectus supplement for a discussion of important risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with additional or different information, you should not rely on it. This prospectus and any prospectus supplement is not an offer to sell or purchase nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus or a prospectus supplement is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities in one or more offerings in an unlimited amount.

This prospectus only provides you with a general description of the securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Dell,” “we,” “us,” and “our” refer to Dell Inc. and its subsidiaries.

ABOUT THE COMPANY

Dell listens to customers and delivers innovative technology and services they trust and value. As a leading technology company, we offer a broad range of product categories, including desktop PCs, notebooks, software and peripherals, servers and networking products, services, and storage. According to the IDC Worldwide Quarterly PC Tracker, we are the number one supplier of personal computer systems in the United States and the number two supplier worldwide.

Our company is a Delaware corporation and was founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Our corporate headquarters are located in Round Rock, Texas, and we conduct operations worldwide through subsidiaries.

Our principal executive offices are located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 338-4400.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.dell.com. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the Investor Relations section of our website at www.dell.com/investor, free of charge, as soon as reasonably practicable after we file them electronically with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on our website does not constitute part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the debt securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended February 1, 2008, as amended by our Current Report on Form 8-K filed on June 5, 2008 (as amended, “Annual Report on Form 10-K for the fiscal year ended February 1, 2008”);

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2008, as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on June 27, 2008, and August 1, 2008; and

•	Our Current Reports on Form 8-K filed on February 12, 2008, March 31, 2008, April 17, 2008, April 24, 2008, May 19, 2008, June 5, 2008, June 30, 2008 and September 16, 2008.

We also incorporate by reference any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed furnished and not filed) on or after the date of the filing of the registration statement and prior to the termination of the offering or prior to the date we file with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to Dell Investor Relations, Dell Inc., One Dell Way, Round Rock, Texas 78682, telephone (512) 728-7800. Copies of these documents can also be obtained on the “Investor Relations” section of Dell’s website at http://www.dell.com/investor or from the SEC through the SEC’s website at the address provided above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain “forward-looking statements” that are based on Dell’s current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	general economic, business and industry conditions;
•	our ability to reestablish a cost advantage over our competitors;
•	our ability to generate substantial non-U.S. net revenue;
•	our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends;
•	information technology and manufacturing infrastructure failures;
•	our ability to effectively manage periodic product transitions;
•	disruptions in component or product availability;
•	our reliance on vendors;
•	our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers;
•	our ability to access the capital markets;
•	risks relating to our internal controls;
•	unfavorable results of legal proceedings could harm our business and result in substantial costs;
•	our acquisition of other companies;
•	our ability to properly manage the distribution of our products and services;
•	our cost-cutting measures;
•	our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates;
•	our ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;
•	our ability to attract, retain and motivate key personnel;
•	loss of government contracts;
•	expiration of tax holidays or favorable tax rate structures;
•	changing environmental laws;
•	the effect of armed hostilities, terrorism, natural disasters and public health issues; and
•	other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2008. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include, among other things, repurchase of our common stock, acquisitions, investments, additions to working capital, capital expenditures, repayment of debt and advancements to or investments in our subsidiaries. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Six Months Ended	Years Ended
	August 1, 2008	February 1, 2008	February 2, 2007	February 3, 2006	January 28, 2005	January 30, 2004
Ratio of earnings to fixed charges	33x	47x	49x	90x	128x	96x

Earnings included in the calculation of this ratio consist of (i) our operating income, plus (ii) investment and other income, plus (iii) our fixed charges less capitalized interest, plus (iv) our minority interests in the income of subsidiaries. Fixed charges included in the calculation of this ratio consist of (i) our interest expensed, plus (ii) our interest capitalized, plus (iii) a reasonable estimation of the interest factor included in rental expense.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities covered by this prospectus will be issued in one or more series under an indenture between us and one or more commercial banks, as trustee, a form of which is filed as an exhibit to the registration statement. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the indenture for the debt securities, does not purport to be complete, and is subject to and is qualified in its entirety by reference to all the provisions of the indenture, including the definitions therein of certain terms. This description may not contain all information that you may find useful. You should read the indenture because it, not this description, defines your rights as a holder of the debt securities. The summary below of the general terms of the debt securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of debt securities.

Certain terms used in this description are defined under the subheading “— Definitions.” Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to “Dell,” “we,” “us” and “our” in this section of the prospectus are only to Dell Inc. and not to any of its Subsidiaries.

General

The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by our board of directors.

A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates, and the date or dates from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	whether the debt securities are redeemable and any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	any exchange features of the debt securities;

•	the denominations in which any debt securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest shall be payable if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	the terms of payment upon acceleration;

•

any deletions from, changes in or additions to the events of default or the covenants or definitions specified in the indenture or in the terms relating to permitted consolidations, mergers or sale of assets;

•	any changes or additions to the provisions of the indenture relating to defeasance;

•	whether any of the debt securities are to be issuable in whole or in part in the form of global securities, and, if so, the depositary for the global securities;

•	the trustee and any authenticating or paying agents, transfer agents or registrars; and

•	any other material terms of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount from their principal amount. United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the prospectus supplement relating thereto.

Payments on Debt Securities; Transfers

We will make payments on the debt securities to the persons in whose names the securities are registered at the close of business on the record date for the interest payments. As explained under “—Book-Entry Debt Securities” below, The Depository Trust Company or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

We will make payments on the debt securities at the trustee’s office, except that, at our option, we may pay interest (other than interest due on the maturity date of the principal of a debt security) by check mailed to the person entitled to such interest.

Form and Denominations

•	We will issue the debt securities in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	We will not charge any fee to register any transfer or exchange of the debt securities, except for taxes or other governmental charges, if any.

Book-Entry Debt Securities

The prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, New York, New York, and will evidence all of the debt securities of that series. This means that we will not issue certificates to each holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the indenture.

The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of the securities in definitive form. These limits and laws may impair your ability to acquire or transfer beneficial interests in the global security.

We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither we, the trustee nor any of their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests.

DTC has advised us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.

A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor within 90 days or (b) we decide, in accordance with applicable procedures of DTC, that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and in registered form only without coupons.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for securities that its participants (known as direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others, known as indirect participants, such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Covenants

Except as set forth below or as otherwise provided in the prospectus supplement with respect to any series of debt securities, neither we nor any of our Subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on capital stock; or

•	purchasing or redeeming capital stock.

Unless the terms of a particular series of debt securities provide otherwise, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us or any of our Subsidiaries which may adversely affect the creditworthiness of the debt securities. Among other things, the indenture will not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

As of the date of this prospectus, we have a limited amount of property that constitutes “Principal Property.” The covenants in the indenture described below will only apply to our Subsidiaries that own Principal Property.

The indenture contains the following covenants:

Limitation on Liens

Unless the terms of a particular series of debt securities provide otherwise, we will not, nor will we permit any of our Subsidiaries to, issue, incur, create, assume or guarantee any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“liens”) upon any of our or our Subsidiaries’ Principal Property or upon any shares of stock or indebtedness of any of our Subsidiaries that own any Principal Property (whether such Principal Property, shares of stock or indebtedness are now existing or owed or hereafter created or acquired) without, in any such case, effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such debt for borrowed money that the debt securities of such series (together with, if we so determine, any other indebtedness of or guarantee by us or our Subsidiaries ranking equally with the debt securities of such series and then existing or thereafter created) shall be secured equally and ratably with (or, at our option, prior to) such debt until such time as such debt is no longer secured by a lien. The preceding provisions do not require us to secure any debt securities of such series if the liens consist of either Permitted Liens or liens securing excepted indebtedness (as described below).

Limitations on Sale and Lease-Back Transactions

Unless the terms of a particular series of debt securities provide otherwise, we will not, nor will we permit any of our Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) we or such Subsidiary would be entitled to incur indebtedness secured by a lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities of such series pursuant to the covenant described above under “— Limitation on Liens,” or (b) we shall apply an amount equal to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within six months of such transaction to the defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt securities or other debt for borrowed money of us or any of our Subsidiaries that matures more than one year after the creation of such debt or to the purchase, construction or development of other comparable property.

Excepted Indebtedness

Notwithstanding the covenants described above under “— Limitation on Liens” and “— Limitations on Sale and Lease-Back Transactions,” we and our Subsidiaries will be permitted to issue, incur, create, assume or guarantee indebtedness secured by a lien or may enter into a Sale and Lease-Back Transaction, in either case without regard to the restrictions contained in such covenants, if the sum of our and our Subsidiaries’ aggregate principal amount of all such debt for borrowed money secured by liens (other than Permitted Liens) upon our and our Subsidiaries’ Principal Property or upon any shares of stock or indebtedness of any of our Subsidiaries that own Principal Property (or, in the case of a lien, the lesser of such principal amount and the fair market value of the property subject to such lien, as determined in good faith by our board of directors) and all Attributable Indebtedness with respect to all such Sale and Lease-Back Transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed the greater of 10% of the Consolidated Net Tangible Assets or $800 million.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, or permit any person to consolidate with or merge into us, unless the following conditions have been satisfied:

(a)        either (1) we are the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than us (the “Successor Company”), is a person (if such person is not a corporation, then the Successor Company shall include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States, any state or the District of Columbia and shall expressly assume all of our obligations under the debt securities and the indenture;

(b)        immediately after giving effect to the transaction (and treating any debt for borrowed money that becomes an obligation of the Successor Company or any of our Subsidiaries as a result of the transaction as having been incurred by the Successor Company or the Subsidiary at the time of the transaction), no default, Event of Default (as described below) or event that, after notice or lapse of time, would become an Event of Default under the indenture would occur or be continuing; and

(c)        we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the indenture.

Upon any consolidation by us with, or merger by us into, any other person or any conveyance, transfer or lease of our properties and assets as an entirety or substantially as an entirety as described in the preceding paragraph, the Successor Company resulting from such consolidation or into which we are merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

Each of the following events is an “Event of Default” with respect to a series of debt securities under the indenture (unless such event is specifically inapplicable to a particular series of debt securities as described in the prospectus supplement relating thereto):

(a)        the failure to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

(b)        the failure to pay any interest installment on any debt security of that series when due and payable, which failure has continued for 30 days;

(c)        the failure to deposit any sinking fund payment, when and as due by the terms of a debt security of that series;

(d)        the failure of us to perform any other covenant under the indenture (other than a covenant included in the indenture solely for the benefit of another series of debt securities), continued for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e)        certain events of bankruptcy, insolvency or reorganization involving us; and

(f)        any other Event of Default provided with respect to debt securities of that series.

If an Event of Default enumerated above with respect to debt securities of any series at the time outstanding shall occur and be continuing, then either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately by a notice in writing to us and to the trustee the entire principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may, in certain circumstances, rescind and annul such declaration.

No holder of any debt securities of any series shall have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless such holder previously shall have given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series and the holders of not less than 25% of the principal amount of outstanding debt securities of that series shall have made written request upon the trustee, and have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, to institute such proceeding as trustee, and the trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding debt securities of that series and shall have failed to institute such proceeding within 60 days of such notice. These limitations do not apply, however, to a suit instituted by a holder of debt securities for the enforcement of payment of the principal or interest on such debt security on or after the respective due date expressed in such debt security.

Definitions

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction involving a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction (as determined in good faith by our board of directors), (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), all as set forth on our and our consolidated Subsidiaries most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or our Subsidiaries or (b) the financing of a project involving the development or expansion of our or our Subsidiaries’ properties, as to which the obligee with respect to such indebtedness or obligation has no recourse against us or our Subsidiaries or any of our or our Subsidiaries’ assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means (a) liens on property, shares of stock, indebtedness or other assets of any person existing at the time such person becomes one of our Subsidiaries; provided that such liens are not incurred in anticipation of such person becoming a Subsidiary; (b)(i) liens on property, shares of stock, indebtedness or other assets existing at the time of acquisition thereof by us or any of our Subsidiaries, or liens thereon to secure the payment of all or any part of the purchase price thereof, or (ii) liens on property, shares of stock, indebtedness or other assets to secure any debt for borrowed money incurred prior to, at the time of, or within one year after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) liens to secure debt for borrowed money owing to us or any of our Subsidiaries; (d) liens existing on the date of initial issuance of the debt securities of such series; (e) liens on property or other assets of a person (which is not one of our Subsidiaries) existing at the time such person is merged into or consolidated with us or any of our Subsidiaries or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or any of our Subsidiaries; (f) liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens; (g) liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; (h) liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities, or other forms of industrial revenue bond financing, or indebtedness issued or guaranteed by the United States, any state, or any department, agency or instrumentality thereof; and (i) extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) through (h) without increase of the principal of the debt for borrowed money secured thereby; provided, however, that any liens permitted by any of the foregoing clauses (a) through (h) shall not extend to or cover any of our or our Subsidiaries’ property, as the case may be, other than the property specified in such clauses and improvements thereto.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the us or any of our Subsidiaries; (b) has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1% of our Consolidated Net Tangible Assets as most recently determined on or prior to such date (including for purposes of such calculation the land, land improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Subsidiaries of any Principal Property that has been or is to be sold or transferred by us or any of our Subsidiaries to such person, other than (a) any such transaction involving a lease for a term of not more than three years, (b) any such transaction between us and any of our Subsidiaries or between our Subsidiaries, or (c) any such transaction executed by the time of or within one year after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property.

“Subsidiary” means (a) any person of which more than 50% of the outstanding voting stock is at the time owned, directly or indirectly, by us or any of our Subsidiaries, or (b) any other person (other than a corporation) in which we or any of our Subsidiaries directly or indirectly has more than 50% equity ownership and power to direct the policies, management and affairs thereof.

“voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Ranking

The debt securities will be effectively subordinated in right of payment to all of our existing and future secured or guaranteed indebtedness, if any, to the extent of the value of the assets securing such indebtedness or of the value of our Subsidiaries providing guarantees. In addition, we are a holding company and conduct all of our operations through our Subsidiaries, and the debt securities will be structurally subordinated to all obligations of our Subsidiaries. As of August 1, 2008, our Subsidiaries had approximately $11.4 billion of liabilities, including trade payables.

Substantially all of our operating income and cash flow is generated by our Subsidiaries. As a result, funds necessary to meet our debt service obligations are provided in part by distributions or advances from our Subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our Subsidiaries, could limit our ability to obtain cash from our Subsidiaries for the purpose of meeting our debt service obligations, including the payment of principal and interest on the debt securities.

Waiver, Modification and Amendment

Subject to certain exceptions, modification and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby (including consents obtained in connection with a tender offer or exchange for the debt securities of such series) and any past default (other than a default in payment of or any premium or interest on any debt security of such series or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of outstanding debt securities of the affected series) or compliance with any provisions may also be waived with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity, redemption date or repayment date of any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required in order to take certain actions;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities; or

•	modify any of the above provisions.

Notwithstanding the preceding, we and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•

to cure any ambiguity, omission, defect or inconsistency, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture, in each case as shall not adversely affect the interests of any holders of securities of that series in any material respect;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•

to evidence the succession of another person to our company and the assumption by any such successor of our obligations as described above under “— Covenants — Merger, Consolidation or Sale of Assets;”

•	to add any additional Events of Default;

•	to add to our covenants for the benefit of holders of such debt securities or to surrender any right or power conferred upon us;

•	to add one or more guarantees for the benefit of holders of debt securities or to secure any or all of the debt securities;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, subject to certain exceptions;

•	to add or appoint a successor or separate trustee or other agent;

•	to comply with the rules of any applicable securities depository;

•	to establish the form or terms of debt securities of any series;

•	to provide for uncertificated debt securities of such series in addition to or in place of certificated debt securities; and

•	to make any change if the change does not adversely affect the interests of any holder of debt securities of that series.

Satisfaction and Discharge

The indenture provides that the trustee will execute proper instruments acknowledging the satisfaction and discharge of the indenture with respect to debt securities of any series when (1) all outstanding debt securities of such series have been delivered to the trustee for cancellation; or (2) all outstanding debt securities of such series not delivered to the trustee for cancellation have (a) become due and payable, (b) will become due and payable at their stated maturity within one year and are not repayable at the option of the holder of such security prior thereto or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption by the trustee in our name and at our expense and are not repayable at the option of the holder of such security prior thereto. In the case of satisfaction and discharge of debt securities not delivered to the trustee for cancellation, we must irrevocably deposit funds, government securities or a combination thereof with the trustee sufficient to make payments on the series of debt securities on the dates those payments are due and payable (at maturity or upon redemption) or fulfill such other means of satisfaction and discharge specified in any supplemental indenture applicable to such series of debt securities. We must also pay all other sums due under the indenture and provide an officers’ certificate and opinion of counsel as described in the indenture.

Defeasance and Covenant Defeasance

The indenture provides that, if such provision is made applicable to the debt securities of any series pursuant to the provisions of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, certain obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the outstanding debt securities of such series, and clause (c) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. Government obligations, or both, applicable to the debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities of such series on the scheduled due dates therefor.

If we effect covenant defeasance with respect to a series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described under clause (c) of “— Events of Default,” the amount in U.S. dollars, or U.S. Government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on the debt securities of such series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of such securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as trustee under the indenture and is the trustee under an indenture covering certain of our outstanding notes and debentures. We may appoint a separate trustee for any series of debt securities. As used herein in the description of a series of debt securities, the term “trustee” refers to the trustee appointed with respect to the series of debt securities.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The trustee or its affiliates may provide certain banking and financial services to us in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	through agents;

•	through underwriters, brokers or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities to be offered hereby will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to Dell Inc.’s Current Report on Form 8-K dated June 5, 2008 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dell Inc. for the year ended February 1, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses (other than underwriting compensation, if any) to be incurred by Dell Inc. (“Dell”) in connection with a distribution of the securities being registered. All of the amounts shown are estimates.

Securities and Exchange Commission registration fee(1)	$ (1)
Accounting fees and expenses	75,000
Trustee fees and expenses (including counsel fees)	25,000
Legal fees and expenses	100,000
Printing fees	25,000
Rating Agency fees	250,000
Miscellaneous	25,000

Total	$500,000

(1)	In accordance with Rules 456(b) and 457(r), Dell is deferring payment of all of the registration fee.

ITEM 15.  Indemnification of Directors and Officers.

Under Dell’s Restated Certificate of Incorporation and Restated Bylaws, Dell’s officers and directors are entitled to indemnification from Dell to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). In addition, Dell may, to the fullest extent permitted by the DGCL or to such lesser extent as is determined in the discretion of Dell’s Board of Directors, indemnify its other employees and agents. Pursuant to Section 145 of the DGCL, Dell generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Dell, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of Dell, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if the person is adjudged to be liable to Dell unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Dell also has the power to purchase and maintain insurance for its directors and officers.

The preceding discussion of Dell’s Restated Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate of Incorporation and Section 145 of the DGCL.

We have entered into indemnification agreements with each of our non-employee directors. Those agreements do not increase the extent or scope of the indemnification provided but were entered into to establish processes and procedures for indemnification claims.

ITEM 16. Exhibits.

Exhibit Number		Description of Exhibit

1.1	*	Form of Underwriting Agreement for Debt Securities.

2.1		Agreement and Plan of Merger, dated November 4, 2007, by and among Dell International Incorporated, DII — Elephant Inc. and EqualLogic, Inc. (incorporated by reference to Exhibit 2.1 of Dell’s Current Report on Form 8-K filed on November 8, 2007, Commission File No. 0-17017).

4.1		Form of Indenture.

4.2	*	Form of Debt Securities.

4.3		Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.4		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.5		Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.6		Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

4.7		Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

5.1		Opinion of Vinson & Elkins L.L.P.

12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of PricewaterhouseCoopers LLP.

23.2		Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1		Powers of Attorney (set forth on signature page).

25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a subsequent Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with a specific offering.

ITEM 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on November 3, 2008.

DELL INC.

By:	/s/ Michael S. Dell
Michael S. Dell Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell, Lawrence P. Tu, Brian T. Gladden and Brian P. MacDonald as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (principal executive officer)	November 3, 2008

/s/ Donald J. Carty Donald J. Carty	Director	November 3, 2008

/s/ William H. Gray, III William H. Gray, III	Director	November 3, 2008

/s/ Sallie L. Krawcheck Sallie L. Krawcheck	Director	November 3, 2008

/s/ Alan G. Lafley Alan G. Lafley	Director	November 3, 2008

/s/ Judy C. Lewent Judy C. Lewent	Director	November 3, 2008

/s/ Thomas W. Luce III Thomas W. Luce III	Director	November 3, 2008

/s/ Klaus S. Luft Klaus S. Luft	Director	November 3, 2008

Signature	Title	Date

/s/ Alex J. Mandl Alex J. Mandl	Director	November 3, 2008

/s/ Michael A. Miles Michael A. Miles	Director	November 3, 2008

/s/ Samuel A. Nunn, Jr. Samuel A. Nunn, Jr.	Director	November 3, 2008

/s/ Brian T. Gladden Brian T. Gladden	Senior Vice President, Chief Financial Officer (principal financial officer)	November 3, 2008

/s/ Thomas W. Sweet Thomas W. Sweet	Vice President, Corporate Finance (principal accounting officer)	November 3, 2008

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

1.1	*	Form of Underwriting Agreement for Debt Securities.

2.1		Agreement and Plan of Merger, dated November 4, 2007, by and among Dell International Incorporated, DII — Elephant Inc. and EqualLogic, Inc. (incorporated by reference to Exhibit 2.1 of Dell’s Current Report on Form 8-K filed on November 8, 2007, Commission File No. 0-17017).

4.1		Form of Indenture.

4.2	*	Form of Debt Securities.

4.3		Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.4		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.5		Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.6		Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

4.7		Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

5.1		Opinion of Vinson & Elkins L.L.P.

12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of PricewaterhouseCoopers LLP.

23.2		Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1		Powers of Attorney (set forth on signature page).

25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.